EXHIBIT 11

SCHEDULE OF COMPUTATION OF NET INCOME (LOSS) PER SHARE

	Three Months Ended July 31,		Six Months Ended July 31,
	2002	2001	2002	2001
Basic:
Net income (loss) before cumulative effect of accounting change	$(6,725)	$1,614	$(7,263)	$2,621
Weighted average shares outstanding	6,972	7,055	6,970	7,059

Basic income (loss) per share before cumulative effect of accounting change	$(0.96)	$0.23	$(1.04)	$0.37

Cumulative effect of accounting change	$—	$—	$(2,926)	$—
Weighted average shares outstanding	6,972	7,055	6,970	7,059

Basic loss per share from cumulative effect of accounting change	$—	$—	$(0.42)	$—

Net income (loss)	$(6,725)	$1,614	$(10,189)	$2,621
Weighted average shares outstanding	6,972	7,055	6,970	7,059

Basic income (loss) per share	$(0.96)	$0.23	$(1.46)	$0.37

EXHIBIT 11

SCHEDULE OF COMPUTATION OF NET INCOME (LOSS) PER SHARE

	Three Months Ended July 31,		Six Months Ended July 31,
	2002	2001	2002	2001
Diluted:
Net income (loss) before cumulative effect of accounting change	$(6,725)	$1,614	$(7,263)	$2,621
Effect of subsidiary options	—	(77)	—	(121)

Net income used in calculation of diluted income (loss) per share before cumulative effect of accounting change	$(6,725)	$1,537	$(7,263)	$2,500

Weighted average shares outstanding	6,972	7,055	6,970	7,059
Effect of dilutive securities—stock options	—	103	—	102

Weighted average shares used in calculation of diluted income (loss) per share before cumulative effect of accounting change	6,972	7,158	6,970	7,161

Diluted income (loss) per share before cumulative effect of accounting change	$(0.96)	$0.21	$(1.04)	$0.35

Cumulative effect of accounting change	$—	$—	$(2,926)	$—
Effect of subsidiary options	—	—	—	—

Net loss used in calculation of diluted loss per share from cumulative effect of accounting change	$—	$—	$(2,926)	$—

Weighted average shares outstanding	6,972	7,055	6,970	7,059
Effect of dilutive securities—stock options	—	103	—	102

Weighted average shares used in calculation of diluted loss per share from cumulative effect of accounting change	6,972	7,158	6,970	7,161

Diluted loss per share from cumulative effect of accounting change	$—	$—	$(0.42)	$—

Net income (loss)	$(6,725)	$1,614	$(10,189)	$2,621
Effect of subsidiary options	—	(77)	—	(121)
Net income used in calculation of diluted income (loss) per share	$(6,725)	$1,537	$(10,189)	$2,500

Weighted average shares outstanding	6,972	7,055	6,970	7,059
Effect of dilutive securities—stock options	—	103	—	102

Weighted average shares used in calculation of diluted income (loss) per share	6,972	7,158	6,970	7,161

Diluted income (loss) per share	$(0.96)	$0.21	$(1.46)	$0.35

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